                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
         |_|  Preliminary Proxy Statement          |_|  Confidential, For Use of
         |X|  Definitive Proxy Statement                the Commission Only (as
         |_|  Definitive Additional Materials           permitted by Rule 14a-6
         |_|  Soliciting Material Pursuant to           (e)(2)
              ss.240.14a-12

                               NATIONAL COAL CORP.
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|      No Fee Required
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                  and 0-11.

         (1)      Title  of  each  class  of  securities  to  which  transaction applies:

================================================================================
         (2)      Aggregate number of securities to which transaction applies:

================================================================================
         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:

================================================================================
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                  the offsetting fee was paid previously.  Identify the previous filing  by  registration  statement  number,  or the  form  or schedule and the date of its filing.

         (1)      Amount previously paid:

================================================================================
         (2)      Form, Schedule or Registration Statement No.:

================================================================================
         (3)      Filing party:

================================================================================
         (4)      Date filed:

================================================================================

                               NATIONAL COAL CORP.

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              -----------------------------------------------------

TIME................................             10:00  a.m.   Central  Time  on
                                                 Tuesday, June 20, 2006

PLACE...............................             Wyndham New Orleans at Canal
                                                 Place
                                                 100 Rue Iberville
                                                 New Orleans, Louisiana 70130

ITEMS OF BUSINESS...................             (1)      To elect five  members
                                                          of   the    Board   of
                                                          Directors.

                                                 (2)      To ratify and  approve
                                                          the     issuance    of
                                                          warrants  to  purchase
                                                          shares  of our  common
                                                          stock,  and the common
                                                          stock   issuable  upon
                                                          exercise  thereof,  in
                                                          connection   with  our
                                                          issuance  in  December
                                                          2005 of $55,000,000 in
                                                          aggregate    principal
                                                          amount of 10.5% Senior
                                                          Secured    Notes   due
                                                          2010.

                                                 (3)      To transact such other
                                                          business     as    may
                                                          properly  come  before
                                                          the  Meeting  and  any
                                                          adjournment         or
                                                          postponement.

RECORD DATE.........................             You can vote if at the close of
                                                 business on May 19,  2006,  you
                                                 were  a   shareholder   of  the
                                                 Company.

PROXY VOTING........................             All  shareholders are cordially
                                                 invited  to attend  the  Annual
                                                 Meeting in person.  However, to
                                                 ensure your  representation  at
                                                 the  Annual  Meeting,  you  are
                                                 urged  to  vote   promptly   by
                                                 signing   and   returning   the
                                                 enclosed Proxy card.

                                                 /s/ Jon Nix
May 30, 2006                                     -------------------------------
                                                 Jon Nix
                                                 JON NIX, PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

                                                             NATIONAL COAL CORP.
                                                        8915 GEORGE WILLIAM ROAD
                                                      KNOXVILLE, TENNESSEE 37923
                                                                  (865) 690-6900
PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection  with the  solicitation by the
Board of  Directors of National  Coal Corp.,  a Florida  corporation  ("National
Coal," the "Company",  "we", or "us"), of Proxies to be voted at our 2006 Annual
Meeting of Shareholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of  Shareholders  on Tuesday,  June
20, 2006,  beginning at 10:00 a.m. Eastern Time. The meeting will be held at the
Wyndham New Orleans at Canal Place,  100 Rue Iberville,  New Orleans,  Louisiana
70130.

It is anticipated  that the 2005 Annual Report and this Proxy  Statement and the accompanying Proxy will be mailed to shareholders on or about May 30, 2006.

SHAREHOLDERS  ENTITLED  TO  VOTE.  Holders  of our  common  stock  and  Series A convertible  preferred  stock  at the  close  of  business  on May 19,  2006 are entitled to receive this notice and to vote their shares at the Annual  Meeting.
As of May 19, 2006,  there were 15,594,307  shares of common stock  outstanding.
Holders of our Series A convertible  preferred stock have the right to vote with our common  stock  based on the number of common  shares into which the Series A convertible  preferred  shares could be converted on the record date.  As of May
19, 2006, the outstanding  shares of Series A preferred  stock were  convertible into  2,028,024  shares of common stock,  which shares are entitled to vote with our common stock.

PROXIES. Your vote is important. If your shares are registered in your name, you are a  shareholder  of record.  If your shares are in the name of your broker or bank,  your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend.  All shareholders can vote by written Proxy card. Your submission of the enclosed  Proxy will not limit  your right to vote at the Annual  Meeting if you later decide to attend in person.  IF YOUR SHARES ARE HELD IN STREET  NAME,  YOU
MUST OBTAIN A PROXY,  EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER
TO BE ABLE TO VOTE AT THE meeting.  If you are a shareholder of record,  you may revoke  your Proxy at any time  before  the  meeting  either by filing  with the
Secretary of the Company,  at its principal  executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the
Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly  executed Proxies received prior to the Annual  Meeting,  and not  revoked,  will be voted at the Annual  Meeting in accordance with the instructions  indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast  by the  shareholders  entitled  to vote  at the  Annual  Meeting  is necessary  to  constitute a quorum.  Abstentions  and broker  non-votes  will be included in the number of shares present at the Annual  Meeting for  determining the presence of a quorum.  Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain  non-routine  matters and,  therefore,  is barred by the rules of the applicable securities exchange from exercising  discretionary  authority to vote those securities.

VOTING.  Each share of our common  stock is  entitled to one vote on each matter properly  brought  before the meeting.  Abstentions  will be counted  toward the tabulation of votes cast on proposals  submitted to  shareholders  and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. Our Articles of Incorporation do not authorize cumulative voting. In the election of directors,  the five candidates receiving the highest number of votes at the Annual Meeting will be elected.  If any nominee is unable or  unwilling  to serve as a  director  at the time of the Annual  Meeting,  the
Proxies will be voted for such other  nominee(s)  as shall be  designated by the current  Board of Directors  to fill any  vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

RATIFICATION OF WARRANT ISSUANCE.  The ratification and approval of the issuance of  warrants  to  purchase  shares of our common  stock,  and the  common  stock issuable upon exercise thereof, in connection with our December 2005 issuance of
$55,000,000  in aggregate  principal  amount of 10.5% Senior  Secured  Notes due
2010,  will require the  affirmative  vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a shareholder proposal was not submitted to us prior to the date of
this  Proxy  Statement,   the  enclosed  Proxy  will  confer  authority  on  the
Proxyholders  to vote the shares in  accordance  with their  best  judgment  and discretion  if the proposal is presented at the Meeting.  As of the date hereof, no shareholder proposal has been submitted to us, and management is not aware of any other  matters to be presented  for action at the Meeting.  However,  if any other matters  properly come before the Meeting,  the Proxies  solicited  hereby will be voted by the Proxyholders in accordance with the  recommendations of the
Board  of  Directors.   Such  authorization  includes  authority  to  appoint  a
substitute  nominee for any Board of Directors'  nominee identified herein where death,  illness or other  circumstance  arises which  prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of five (5)  directors to hold office for a period of one year or until their respective  successors have been duly elected and qualified.
Our Bylaws  provide that the number of  directors of the Company  shall be fixed from time to time  exclusively by the Board of Directors,  but shall not be less than one (1) nor more than fifteen  (15).  The Board of Directors  has fixed the number of directors at five (5).

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the  nominees  named  below.  If any nominee is unwilling to serve as a director at the time of the Annual  Meeting,  the Proxies will be voted for such other  nominee(s)  as shall be designated by the then current Board of Directors to fill any  vacancy.  We have no reason to  believe  that any  nominee  will be unable or unwilling to serve if elected as a director.

The Board of  Directors  proposes  the  election  of the  following  nominees as directors:

NAME                      AGE     POSITION
----                      ---     --------

Jon Nix                    36     President and Chief Executive Officer,
                                    Director and Chairman of the Board

T. Michael Love            40     Senior Vice President, Chief Financial Officer
                                    and Director

Scott Filstrup (1)         63     Director

Robert Heinlein (1)        42     Director

Kenneth Scott (1)          63     Director

----------
(1)      Member of the Audit  Committee,  Compensation  Committee and Nominating
         and Governance Committee.

        If elected,  the foregoing five nominees are expected to serve until the
2007 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS  UNANIMOUSLY  RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
NOMINEES LISTED ABOVE.

The principal  occupation and certain other  information  about the nominees and certain executive officers are set forth on the following pages.

CURRENT  DIRECTORS/DIRECTOR  NOMINEES

JON NIX                             Jon E. Nix, one of our founders,  has served
                                    as our President and Chief Executive Officer
                                    and as a  director  since  January  2003 and
                                    Chairman of the Board since March 2004.  Mr.
                                    Nix has over eight years  experience  in the
                                    financial  industry.  He is the  founder  of
                                    Jenco  Capital   Corporation,   a  Tennessee
                                    consulting    and    holding     corporation
                                    ("Jenco").   He  is  also  a  co-founder  of
                                    Medicine   Arm-In-Arm,   Inc.,  a  nonprofit
                                    children's  charity  that  provides  medical
                                    services to underprivileged  children around
                                    the  world.  Mr.  Nix has over six  years of
                                    experience  in the coal  industry.  Mr.  Nix
                                    holds a Bachelor of Arts degree in Economics
                                    from the University of Tennessee. Jon Nix is
                                    married to the  stepdaughter  of our General
                                    Counsel, Charles Kite.
                                    DIRECTOR SINCE:  2003      AGE:  36

T. MICHAEL LOVE                     T.  Michael  Love has served as Senior  Vice
                                    President and Chief Financial  Officer since
                                    November  2005 and has  worked  with us as a
                                    financial  consultant since June 2005. Prior
                                    to being  engaged by us, Mr. Love owned Love
                                    Financial  Services,  a  consulting  company
                                    which performed various  financial  services
                                    including  contract executive and compliance
                                    work for public  companies  located in South
                                    Florida.  From 2002 through  2004,  Mr. Love
                                    served  as Chief  Financial  Officer  of Air
                                    Jamaica Vacations, a division of Air Jamaica
                                    Ltd.  From 1997 through  2002,  Mr. Love was
                                    vice  president of mergers and  acquisitions
                                    for Gerald  Stevens,  Inc., a NASDAQ company
                                    engaged in the retail floral industry.  From
                                    1995 through 1997,  Mr. Love was director of
                                    mergers  and  acquisitions  for  Blockbuster
                                    Entertainment.  From 1988 to 1995,  Mr. Love
                                    served as an auditor  with the firm of KPMG,
                                    LLP.  Mr. Love has been a  Certified  Public
                                    Accountant since 1994 and earned Bachelor of
                                    Science  degrees in  accounting  and finance
                                    from Florida State University in 1987.
                                    DIRECTOR SINCE:  2005      AGE:  40

SCOTT FILSTRUP                      Scott  Filstrup  has  served  as a  Director
                                    since  February  16, 2005.  Since 1985,  Mr.
                                    Filstrup  has  served  as  president  of The
                                    Consultants  Limited of Tulsa,  Oklahoma,  a
                                    professional    services    firm    offering
                                    strategic planning and management consulting
                                    services  to  business   organizations   and
                                    entrepreneurs   including  creation  of  new
                                    businesses   and  products.   Prior  to  The
                                    Consultants  Limited,  Mr.  Filstrup  was  a
                                    director  for  strategic  planning of MAPCO,
                                    Inc., an energy  company.  Mr. Filstrup is a
                                    member of  multiple  professional  and civic
                                    organizations,  including  Chairman  of  the
                                    Tulsa  Opera  Board  of  Directors   and  is
                                    currently a board member of various  private
                                    healthcare,  investment and technology firms
                                    in Oklahoma and Illinois.
                                    DIRECTOR SINCE:  2005      AGE:  63
                                    MEMBER:    AUDIT COMMITTEE, NOMINATING AND
                                               GOVERNANCE COMMITTEE COMPENSATION
                                               COMMITTEE

ROBERT HEINLEIN                     Robert  Heinlein  has  served as a  director
                                    since April 1, 2005. Since 2003 Mr. Heinlein
                                    has  worked as a  business  consultant  with
                                    respect to Sarbanes-Oxley regulations.  From
                                    August 2000 through 2003, Mr. Heinlein was a
                                    private  investor.  From June  1994  through
                                    August 2000, Mr.  Heinlein served in various
                                    management  positions  with  Boca  Research,
                                    Inc., including as Vice President of Finance
                                    and Chief Financial Officer from August 1999
                                    to  August  2000  and  as  Vice   President,
                                    Corporate  Comptroller  and  Treasurer  from
                                    July 1998 to August 1999. Mr.  Heinlein is a
                                    Certified  Public  Accountant.  Mr. Heinlein
                                    has a  Bachelor's  and  Master's  degree  in
                                    accounting from Florida Atlantic University.
                                    DIRECTOR SINCE:  2005      AGE:  42
                                     MEMBER:   AUDIT COMMITTEE, NOMINATING AND
                                               GOVERNANCE COMMITTEE COMPENSATION
                                               COMMITTEE

KENNETH SCOTT                       Kenneth Scott has served as a director since
                                    April 1, 2005.  Mr. Scott has been a Partner
                                    with  Colonnade  Strategies,  LLC a business
                                    consulting   firm,   since  2002.  Prior  to
                                    joining Colonnade Strategies,  LLC Mr. Scott
                                    was the Executive  Vice President for Europe
                                    and Vice  President,  Energy  Industry,  for
                                    Perot Systems  Corporation,  which  provides
                                    technology-based  business solutions to help
                                    organizations  worldwide  control  costs and
                                    cultivate growth. Mr. Scott worked for Perot
                                    Systems Corporation from 1998 through 2002.
                                    DIRECTOR SINCE:  2005      AGE:  63
                                    MEMBER:    AUDIT COMMITTEE, NOMINATING AND
                                               GOVERNANCE COMMITTEE COMPENSATION
                                               COMMITTEE

OTHER EXECUTIVE OFFICERS

CHARLES KITE                        Charles  Kite  has  served  as  our  General
                                    Counsel  since  May  2004,  and  served as a
                                    director  from February 2003 until May 2004.
                                    Prior to becoming our General  Counsel,  Mr.
                                    Kite,  an  attorney   since  1973,  was  our
                                    outside  corporate  counsel,  and since 1990
                                    has engaged in general  legal  practice with
                                    the  Tennessee  law  firm of  Kite,  Bowen &
                                    Associates,  P. A., where he  specialized in
                                    commercial  business   representation,   tax
                                    representation   and   litigation,    estate
                                    planning,  and  probate  matters.  Mr.  Kite
                                    served as  Senior  Trial  Attorney  with the
                                    Chief  Counsel's   Office  of  the  Internal
                                    Revenue   Service  from  1977  to  1983.  He
                                    graduated from Carson Newman College in 1967
                                    with a Bachelor of Arts degree, and received
                                    his   Juris   Doctorate   degree   from  the
                                    University of Tennessee in 1973.
                                    AGE:  61

WILLIAM SNODGRASS                   William  R.  Snodgrass  has  served  as  our
                                    Operations  Manager  since  July  2003.  Mr.
                                    Snodgrass also served as our consultant from
                                    February 2003 to July 2003. Prior to joining
                                    us, Mr. Snodgrass  served as  superintendent
                                    and area manager for Tennessee Mining, Inc.,
                                    a subsidiary of Addington Enterprises, Inc.,
                                    one of the  largest  coal  companies  in the
                                    nation,  a position  he held from 1994 until
                                    February 2003.  Mr.  Snodgrass has extensive
                                    knowledge  and  expertise in the coal mining
                                    industry  and has been  involved in numerous
                                    mining   projects   in  the   Kentucky   and
                                    Tennessee  areas.  Mr. Snodgrass has over 20
                                    years of experience in the coal industry.
                                    AGE:  42

JOSEPH A. DAVIS JR.                 Joseph A.  Davis Jr.  has served as our Vice
                                    President,  Sales since April 2004. Prior to
                                    joining us, Mr.  Davis served as Senior Vice
                                    President,   Sales  and  Marketing,   and  a
                                    Director  for Pen Coal  Corporation.  During
                                    his twenty years at Pen Coal Corporation, he
                                    was    responsible    for    domestic    and
                                    international coal sales and transportation.
                                    Mr. Davis has over 30 years of experience in
                                    the coal  industry.  Mr.  Davis  earned  his
                                    Bachelor  of  Arts   degree   from   Western
                                    Kentucky University in political science and
                                    history.
                                    AGE:  58

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND  COMMITTEES.  The Board of Directors held thirteen  meetings during fiscal  2005.  All  directors  then  serving  attended 75% or more of all of the meetings  of the Board of  Directors  in  fiscal  2005.  The Board of  Directors currently has the following standing committees:  Audit Committee,  Compensation
Committee and Nominating and  Governance  Committee.  Each of our Nominating and
Governance Committee and Compensation  Committee held two meetings during fiscal
2005. Our Audit Committee held four meetings during fiscal 2005. While directors generally  attend annual  meetings,  the Company has not  established a specific policy  with  respect  to  members of the Board of  Directors  attending  annual meetings.

The Audit Committee currently consists of Messrs. Heinlein,  Filstrup and Scott, all of whom are considered  "independent"  under Rule 4200(a)(15)of the National
Association of Securities Dealers listing standards.  The Board of Directors has determined  that Robert  Heinlein is an audit  committee  financial  expert,  as defined in Item 401(h)(2) of Regulation  S-K. The primary  purposes of the Audit
Committee are (i) to review the scope of the audit and all non-audit services to be  performed  by our  independent  auditors  and  the  fees  incurred  by us in connection  therewith,  (ii) to review the results of such audit,  including the independent  accountants'  opinion  and  letter of  comment  to  management  and management's response thereto, (iii) to review with our independent  accountants our  internal  accounting  principles,  policies  and  practices  and  financial reporting,  (iv) to  engage  our  independent  auditors  and (v) to  review  our quarterly and annual financial statements prior to public issuance. The role and responsibilities  of the Audit  Committee  are more fully set forth in a written
Charter  adopted by the Board of Directors.  The Audit  Committee was created by our Board effective April 1, 2005.

The  Compensation  Committee is chaired by Mr. Scott and  currently  consists of
Messrs. Scott, Heinlein and Filstrup.  The Compensation Committee is responsible for considering and making  recommendations to the Board of Directors  regarding executive  compensation and is responsible for administering the Company's stock option and executive incentive  compensation  plans. The Compensation  Committee was created by our Board effective April 1, 2005.

The  Nominating  and  Governance  Committee  is  chaired  by Mr.  Filstrup,  and currently consists of Messrs. Filstrup,  Scott, and Heinlein. The members of the
Nominating and Governance Committee,  each of whom are considered  "independent"
under Rule 4200(a)(15)of the National  Association of Securities Dealers listing standards,  review those Board members who are candidates for re-election to our
Board of Directors,  and make the determination to nominate a candidate who is a current member of the Board of Directors for  re-election for the next term. The nominating  committee's  methods for identifying  candidates for election to the
Board of Directors (other than those proposed by our shareholders,  as discussed below) include the  solicitation of ideas for possible  candidates from a number of  sources--members  of the Board of  Directors;  our  executives;  individuals personally  known to the members of the Board of Directors;  and other research.
We may also from time to time  retain one or more  third-party  search  firms to identify suitable  candidates.  The Nominating and Governance  Committee members also nominate outside candidates for inclusion on the Board of Directors. A copy of our  Nominating  and  Governance  Committee  Charter was attached to our 2005
Proxy Statement as Appendix B.

A National Coal  shareholder  may nominate one or more persons for election as a director at an annual meeting of shareholders  if the shareholder  complies with the notice,  information  and consent  provisions  contained  in our Bylaws.  In addition,  the notice must be made in writing and include (i) the qualifications of the proposed  nominee to serve on the Board of Directors,  (ii) the principal occupations  and employment of the proposed  nominee during the past five years,
(iii) directorships  currently held by the proposed nominee and (iv) a statement that the proposed  nominee has consented to the nomination.  The  recommendation should be addressed to our Secretary.

Among other matters, the Nominating and Governance Committee members:

o       Review the  desired  experience,  mix of skills and other  qualities  to assure  appropriate Board  composition,  taking into account the current
        Board members and the specific needs of National Coal and the Board;

o       Conduct candidate searches, interview prospective candidates and conduct programs to introduce  candidates to our management and operations,  and confirm the appropriate level of interest of such candidates;

o       Recommend to the Board  qualified  candidates who bring the  background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

o        Conduct appropriate inquiries into the background and qualifications of potential nominees; and

o        Review the  suitability  for  continued  service as a director  of each
         Board member when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

Based on the foregoing,  the Nominating and Governance Committee recommended for nomination,  and the Board of Directors  nominated,  Jon Nix, T.  Michael  Love,
Scott  Filstrup,  Robert Heinlein and Kenneth Scott for re-election as directors on the Board of Directors,  subject to shareholder approval, for a one-year term ending on or around the date of the 2007 Annual Meeting.

DIRECTORS'  COMPENSATION.  Prior to April 2005,  our outside  directors  did not receive cash  compensation  for their  services,  but were  reimbursed for their reasonable  expenses  incurred  on our  behalf or in  attending  meetings.  Each outside  director  received  $37,500 for  services  rendered  from April 1, 2005 through  December 31, 2005.  Each  director  that served as a  chairperson  of a committee of the board also received  $25,000 for their  services as a committee chairperson.  In addition,  each outside director received a non-qualified stock option to purchase 75,000 shares of our common stock at the then-current  market price, pursuant to our 2004 Stock Option Plan. Each option issued to the outside directors is exercisable in four equal annual installments on each of January 1,
2006, 2007, 2008 and 2009.

COMPENSATION  COMMITTEE INTERLOCKS AND INSIDER  PARTICIPATION.  The Compensation
Committee  of our Board of  Directors  currently  consists of Messrs.  Filstrup,
Heinlein  and  Scott.  None of these  individuals  served  us as an  officer  or employee at any time during fiscal 2005. None of our current executive  officers has served as a member of the board of  directors or  compensation  committee of any  entity  for  which a member  of our  Board  of  Directors  or  Compensation
Committee has served as an executive officer.

SHAREHOLDER  COMMUNICATIONS.  Holders  of  the  Company's  securities  can  send communications  to the Board of Directors via mail or telephone to the Secretary at the Company's principal executive offices.

CODE OF ETHICS.  We have adopted a Code of Ethical Conduct that is applicable to all of our officers, directors and employees,  including our principal executive officer,  principal financial officer,  principal accounting officer and persons performing similar functions.  A copy of our Code of Ethical Conduct is filed as an exhibit to our Annual Report on Form 10-K.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The  following  table sets forth,  as to the Chief  Executive  Officer and Chief
Operating  Officer  and as to each of the  other  four most  highly  compensated executive officers whose  compensation  exceeded $100,000 during the last fiscal year (our "Named Executive Officers"),  information  concerning all compensation paid for services to us in all capacities for our fiscal year which commenced on
January  30, 2003  (inception)  and ended  December  31, 2003 and for our fiscal years which ended December 31, 2005 and 2004.

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS
                                                                  ANNUAL COMPENSATION*              -------------
                                                      ----------------------------------------        NUMBER OF
NAME AND                              FISCAL YEAR                                 OTHER ANNUAL       SECURITIES
NAME AND                                 ENDED         SALARY         BONUS       COMPENSATION       UNDERLYING
PRINCIPAL POSITION                    DECEMBER 31,       ($)           ($)            ($)             OPTIONS**
------------------                    -----------     ---------     ---------    -------------      -------------

Jon Nix.........................         2005          408,000        76,515      161,536 (1)             --
   President and Chief                   2004          298,077       111,934         --                625,000
   Executive Officer                     2003          161,538       150,000         --                   --

Kenneth Hodak (2)........                2005           60,000        96,000         --                100,000
   Executive Vice President
   and Chief Operating Officer

Charles Kite (3)................         2005          180,900         9,000         --                   --
   General Counsel                       2004           97,500        28,000         --                125,000
                                         2003             --            --           --                   --

William R. Snodgrass (4)........         2005          119,999        61,914         --                 50,000
   Operations Manager                    2004          116,192        16,898       30,675 (5)           50,000
                                         2003           29,915        15,800       35,900 (6)             --

T. Michael Love (7).............         2005           34,375        11,500      146,573 (8)          100,000
   Chief Financial Officer

Mark Oldham (9).................         2005          142,500          --           --                 15,000
   Former Chief Financial
   Officer

*    Refer to  "Employment  Contracts"  below for a  discussion  of 2005  salary information.
**   Option  issuances  that  occurred  prior to  January  12,  2005,  have been adjusted  to reflect the 1-for-4  reverse  stock split of our common  stock which took effect on such date.
(1)  Represents  the value of personal  security  services  provided for Mr. Nix upon the  recommendation of our Board of Directors.  Such security services are considered to be corporate  business expenses and are not treated by us as compensation.
(2)  Mr.  Hodak's  employment as Executive  Vice  President and Chief  Operating
     Officer  commenced  in  September  2005.   $85,000  of  Mr.  Hodak's  bonus
     compensation is  attributable to a signing bonus accrued upon  commencement
     of his employment.   Mr.  Hodak  resigned  as our  Chief  Operating Officer
     effective May 12, 2006.
(3)  Mr. Kite's employment as General Counsel commenced in May 2004.
(4)  Mr. Snodgrass' employment as Operations Manager commenced in July 2003. Mr.
     Snodgrass served as a consultant to us from February 2003 to July 2003. Mr.
     Snodgrass was appointed as our Chief  Operating  Officer  effective May 15,
     2006.
(5)  Represents the value of a year-end bonus gift.
(6)  Represents consulting fees paid to Mr. Snodgrass for services rendered from
     February 2003 to July 2003, before he became our employee.
(7)  Mr. Love's  employment as Senior Vice President and Chief Financial Officer
     commenced in November  2005.  $10,000 of Mr. Love's bonus  compensation  is
     attributable   to  a  signing  bonus  accrued  upon   commencement  of  his
     employment.
(8)  Represents  consulting  fees paid to Love  Financial  Services,  Mr. Love's consulting firm, for consulting  services  rendered prior to service as our employee.
(9)  Mr. Oldham's  employment as Chief Financial Officer commenced in April 2005 and terminated in October 2005.

OPTION GRANTS IN 2005

       The following  table presents  information  regarding stock option grants during 2005 to our Named Executive Officers.

                                            Percent of
                                              Total
                              Number of      Options                               Potential Realizable Value at
                              Securities    Granted To                             Assumed Annual Rates of Stock
                              Underlying   Employees In   Exercise                  Appreciation for Option Term
                               Options        Fiscal      Or Base   Expiration    --------------------------------
NAME                         Granted (1)     Year(2)      Price (3)    Date           5%($)              10%($)
------------------------     -----------   -----------    -------    ---------    ------------       -------------
Kenneth Hodak...........        100,000        28.9%      $7.00      9/21/15       $440,230.00       $1,115,590.00
T. Michael Love.........        100,000        28.9%      $7.02      11/14/15      $441,487.80       $1,118,777.40
William R. Snodgrass....         50,000        14.5%      $5.86      6/07/15       $184,267.70       $  466,954.10
Mark A. Oldham..........         15,000         4.3%      $6.25      4/01/15       $ 58,959.38       $  149,409.38

----------
(1)  All of these options were granted under our 2004 Option Plan,  vest in four equal annual  installments  of 25% each  commencing on January 1, 2006, and have a term of 10 years.
(2)  Options  covering an aggregate of 346,000  shares were granted to employees during fiscal 2005. (3) The exercise price and tax withholding  obligations related to exercise may be paid by delivery of already
     owned shares, subject to certain conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The  following  table  sets  forth,  for each of the Named  Executive  Officers, certain information  regarding the exercise of stock options during fiscal 2005, the number of shares of common  stock  underlying  stock  options held at fiscal year-end  and the value of options held at fiscal  year-end  based upon the last reported  sales  price of the  common  stock on The  NASDAQ  Capital  Market  on
December 30, 2005 ($6.90 per share).

                                                       Number of Shares
                                                    Underlying Unexercised          Value of Unexercised
                             Shares                 Options at Fiscal Year        In-The-Money Options at
                            Acquired      Value               End                   Fiscal Year End (1)
Name                      On Exercise   Realized   Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------- ------------- ---------- -------------------------- ---------------------------------

Jon E. Nix                  156,250     $734,375          0 / 468,750                 $0 / $2,203,125

Kenneth Hodak                  0            -             0 / 100,000                        -

Charles Kite                   0            -           31,250 / 31,250              $66,875 / $200,625

William R. Snodgrass           0            -             0 / 87,500                   $0 / $228,250

T. Michael Love                0            -             0 / 100,000                        -

Mark A. Oldham                 0            -             0 / 15,000                    $0 / $9,750

EMPLOYMENT CONTRACTS

Other than William R. Snodgrass,  each of our Named Executive  Officers not only serves  as an  officer  of  National  Coal,  but  also  as  an  officer  of  our wholly-owned subsidiary National Coal Corporation. Mr. Snodgrass is an executive officer of National Coal Corporation only. Each of the named Executive  Officers is party to an employment agreement with National Coal Corporation.

JON  E.  NIX.  In  July  2004,  our  wholly-owned   subsidiary,   National  Coal
Corporation, entered into an employment agreement with Mr. Nix, as President and
Chief Executive Officer,  which agreement was subsequently  amended and restated
effective  as of October 1, 2004.  Under his  employment  agreement,  Mr. Nix is entitled to an initial salary of $408,000 per year and a cash bonus in an amount to be determined in good faith by the Board of National Coal  Corporation  on an annual or quarterly  basis, as approved by the Board.  As further  compensation,
Mr. Nix also is  entitled  to monthly  compensation  in an amount  equal to five cents ($.05) per ton of coal (calculated upon "clean"

tonnage  sold  as  opposed  to  "raw"  tonnage  mined)  sold  by  National  Coal
Corporation  each  month  that  is  mined  from  all of  its  owned  and  leased properties.  Annual  increases in Mr. Nix's base salary are  determined  in good faith by the Board at the beginning of each fiscal year. The initial term of Mr.
Nix's  employment  is two years,  which term will be  automatically  renewed for successive two-year terms unless the Board of National Coal Corporation provides
Mr.  Nix  written  notice of  non-renewal  no later  than 120 days  prior to the expiration  of the  then-current  term.  In August  2005,  Mr.  Nix  voluntarily accepted a notice of non-renewal.  As a result,  Mr. Nix's employment  agreement will expire as of October 1, 2006.  Mr.  Nix's base salary for 2005 is $408,000.
Mr.  Nix's   termination  and  severance   provisions  are  described  below  in
"--Termination and Severance Under Certain Employment  Agreements."  Pursuant to
Mr. Nix's employment agreement, National Coal Corporation maintains key man life insurance for Mr. Nix. Any proceeds of this policy would be  distributed  50% to
National Coal Corporation and 50% to Mr. Nix's heirs.

T. MICHAEL LOVE. In November 2005, our  wholly-owned  subsidiary,  National Coal
Corporation,  entered  into an  employment  agreement  with Mr. Love to serve as
Chief Financial Officer. Under his employment agreement, Mr. Love is entitled to an initial  salary of $275,000 per year.  Annual  increases  in Mr.  Love's base salary are determined in good faith by the Board at the beginning of each fiscal year.  Mr. Love is also  entitled to one year of  severance  pay in the event of termination  without cause any time before January 1, 2009. Mr. Love was granted
100,000 stock options at the then current market value of $7.02 per share. These options vest in four equal annual installments, starting on January 1, 2006.

CHARLES  KITE.  In  May  2004,  our  wholly-owned   subsidiary,   National  Coal
Corporation,  entered  into an  employment  agreement  with Mr.  Kite as General
Counsel,  which agreement was subsequently  amended and restated effective as of
September 16, 2004. Under his employment  agreement,  Mr. Kite is entitled to an initial salary of $180,000 per year, and an annual cash bonus in an amount to be determined  in good  faith by the Board of  National  Coal  Corporation.  Annual increases in Mr. Kite's base salary are determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mr. Kite's  employment is two years,  which term will be  automatically  renewed for  successive  two-year terms unless the Board of National  Coal  Corporation  provides Mr. Kite written notice of  non-renewal  no later  than 120 days prior to the  expiration  of the then-current  term. In August 2005,  Mr. Kite  voluntarily  accepted a notice of non-renewal.  As a result,  Mr. Kite's  employment  agreement  will expire as of
September  16, 2006.  Mr.  Kite's base salary for 2005 is $180,000.  Mr.  Kite's termination and severance  provisions are described below in  "-Termination  and
Severance Under Certain Employment  Agreements." Under his employment agreement,
Mr.  Kite was granted an  immediately  exercisable  option to  purchase  100,000 shares of our common  stock at an  exercise  price of $5.40 per share  under the terms and  conditions  set forth in the 2004  National  Coal Corp.  Option Plan.
Pursuant to the 2004  Option  Plan,  Mr.  Kite's  options  vest  ratably  over a four-year period beginning  January 1, 2005.  Pursuant to Mr. Kite's  employment agreement,  National Coal  Corporation  maintains key man life insurance for Mr.
Kite.  Any proceeds of this policy  would be  distributed  50% to National  Coal
Corporation and 50% to Mr. Kite's heirs.

WILLIAM R. SNODGRASS.  In October 2004, our  wholly-owned  subsidiary,  National
Coal Corporation,  entered into an amended employment  agreement with William R.
Snodgrass as Operations  Manager of Mining  Operations.  We further  amended Mr.
Snodgrass's  employment agreement effective May 15, 2006 upon his appointment as our Chief Operating Officer.  Under his employment  agreement,  as amended,  Mr.
Snodgrass  is entitled to a salary of $180,000 per year and an annual cash bonus in an amount  to be  determined  in good  faith by the  Board of  National  Coal
Corporation.  Annual increases in Mr.  Snodgrass's base salary are determined in good faith by the Board at the  beginning of each fiscal year.  The initial term of Mr.  Snodgrass's  employment is two years,  which term will be  automatically renewed  for  successive  two-year  terms  unless  the  Board of  National  Coal
Corporation  provides Mr. Snodgrass  written notice of non-renewal no later than
120 days prior to the expiration of the  then-current  term. In August 2005, Mr.
Snodgrass  voluntarily  accepted  a notice  of  non-renewal.  As a  result,  his employment agreement will expire in September 2006. We expect that Mr. Snodgrass will remain employed in his current position without a contract.  Mr. Snodgrass'
base salary for 2005 was $120,000.  Mr.  Snodgrass's  termination  and severance provisions are described  below in  "--Termination  and Severance  Under Certain
Employment  Agreements."  In June 2005,  we granted  50,000 stock options to Mr.
Snodgrass at an exercise  price of $5.86 per share.  These  options vest in four equal installments starting annually on January 1, 2006.

                                       10

TERMINATION AND SEVERANCE UNDER CERTAIN EMPLOYMENT AGREEMENTS

Our employment agreements (except for that of Mr. Love, with respect to whom the
termination  and  severance   provisions  are  described  above  in  "Employment
Contracts")  provide that the employee may be  terminated  in the case of any of the following events:

         o        by the employee's death;

         o        by the Board,  if due to  physical  or mental  disability  the employee is unable to  adequately  perform his or her material duties  on a  full-time  basis  for a  period  of four  months
                  (whether consecutive or not) within any twelve (12) months;

         o        by a  majority  vote of the  Board,  if,  after  notice to the employee and advice of independent  legal  counsel,  the Board determines  that the employee has engaged in misconduct by (i)
                  habitually  and  continuously  being  unavailable  to  act  or respond on our behalf,  (ii) engaging in willful misconduct or fraud,  (iii) being convicted of a felony,  (iv) willfully and continuously  materially  failing to  observe  or perform  the duties of his or her  employment,  (v)  willfully  acting in a manner  materially  adverse  to our  best  interests,  or (vi)
                  willfully or habitually neglecting the faithful performance of his or her duties;

         o        by  either  party  in the  event of a change  in  control  (as
                  defined  in  each  employment   agreement)  of  National  Coal
                  Corporation  (a  "Change  of  Control"),  or  upon  any  other material change in the financial condition or ownership of us;

         o        by  the  employee  if  there  is  a  material  change  in  the employee's function, authority, duties, title, compensation or responsibilities, without the employee's consent;

         o        by the employee if substantial  differences of opinion between such  employee  and the  Board or the  shareholders,  or other circumstances should arise that such employee,  in good faith, no longer feels that he or she can function effectively in his or her employment;

         o        by the  employee  if there is a  significant  increase  in the amount of travel  required  for the employee to perform his or her job, without such employee's consent;

         o        by the employee  upon our material  failure to comply with any of the provisions of the subject employment agreement; or

         o        by the  employee,  if the Board  requests  any other matter or circumstances  made with the  intent  of, or having the result of,  hindering  such employee in his or her duties or creating an incentive for the employee to exercise his or her rights to terminate his or her employment.

If the  employment  of any of the  Executive  Officers is  terminated  for "Good
Reason" (i.e.,  any of the last six reasons  listed above),  or we terminate the employee  for reasons  other than  misconduct,  upon  execution  of a release of claims in the form attached to the subject  employment  agreement (except in the case of  termination  due to death of the  employee),  he or she is  entitled to receive an amount  equal to his or her base  salary for a period of twenty  four
(24) months after termination (unless his or her termination is within 12 months of a Change in Control) (the  "Severance  Period"),  insurance  coverage for the same period,  and a prorated cash bonus payment for the year in which his or her employment is terminated. In addition, during such period, such employee's stock options shall  continue to vest in accordance  with the terms of the  employee's stock option  agreement  for a period of up to 48 months,  and such employee may exercise  his or her vested  options  for a period  commencing  with the date of termination and expiring 120 days following the end of the Severance  Period. If any of the Executive Officers voluntarily  terminates his or her employment with us without  "Good  Reason,"  upon  execution  of a release of claims in the form attached to the subject employment agreement, he or she is entitled to insurance coverage  for one month and may only  exercise  any vested but  exercised  stock options within 120 days of the effective date of termination.

                                       11

CHANGE IN CONTROL

In the event of a Change in Control, the Board must make a determination, within six months of the effective date of the Change in Control,  to either  terminate any particular executive officer's employment or continue his or her employment.
If the employment of any of the Executive  Officers is terminated for any reason other than misconduct within twelve months of a Change in Control,  he or she is entitled to receive an amount  equal to his or her base salary for a total of 36 months after termination (the "Extended Severance  Period"),  insurance coverage for the same  period,  and a prorated  cash bonus  payment for the year in which such  employment  is  terminated.  In addition,  during any  Extended  Severance
Period,  such employee's stock options shall continue to vest in accordance with the terms of the employee's  stock option  agreement for a period of up to forty eight  months,  and such  employee may exercise his or her vested  options for a period  commencing  with the date of  termination  and  expiring one hundred and twenty (120) days following the end of the Extended Severance Period.

                        REPORT OF COMPENSATION COMMITTEE

The  Compensation  Committee of the Board of Directors is primarily  responsible for determining the annual salaries and other compensation of executive officers and  administering  the Company's stock option and stock purchase plans.  During fiscal 2005,  the  Committee was  comprised of three  members,  all of whom were independent  directors  pursuant to applicable  NASDAQ rules. In connection with its deliberations,  the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

COMPENSATION PHILOSOPHY

The  Compensation  Committee  believes that our future success  depends in large part on retaining  and  motivating  our  executive  officers.  As a result,  the
Compensation Committee has adopted a general approach of compensating executives with  cash  salaries  commensurate  with the  experience  and  expertise  of the executive and competitive  with median salaries paid to executives at comparable companies.  To reward  executives for their  contributions to the achievement of
Company-wide  performance  goals,  incentive  bonus awards are  established at a level  designed  to ensure that when such  payouts are added to the  executive's base salary,  the total  compensation for above-average  performance will exceed the average compensation level at comparable  companies.  In addition,  to align its executives' compensation with our business strategies, values and management initiatives,  both short and long term,  executive  officers are  provided  with long-term performance incentives.  It is our policy to encourage share ownership through the grant of stock option awards under our 2004 Stock Option Plan.

The Compensation  Committee also considers the compensation  levels of executive officers  at other  publicly  traded and  private  companies.  The  Compensation
Committee  has  collected  information  regarding  compensation  levels at other companies over the last several years from a variety of sources, including proxy statements  and  compensation  reports  and  surveys  published  or  prepared by respected consulting firms. Using this information,  the Compensation  Committee
generally   establishes  base  compensation  levels  (including  stock  options)
comparable to the median compensation levels of their counterparts at comparable companies.

COMPENSATION ELEMENTS

The Company's  compensation  package for executive  officers  consists of a base salary, performance-based cash bonuses and stock options. The executive officers are also  eligible to  participate  in most of the  Company's  employee  benefit plans.

BASE  SALARIES.  Base  salaries  are  initially  targeted  at average  levels of comparable  companies  and then  adjusted  based on an  assessment of individual performance and contributions.

BONUSES.  We reward executives with cash bonuses for their  contributions to the achievement of Company-wide  performance goals. Most of our officers and certain other key employees selected by the Compensation Committee receive bonus payouts established  at a level designed to ensure that when such payouts are added to a participant's base salary, the total compensation for above-average  performance will exceed the average compensation level at comparable  companies.  Awards are generally  made when we, on the whole,  exceed planned  operating  income goals.
However,  certain executive  officers are occasionally  awarded bonuses based on attaining personal objectives set by the Compensation Committee and/or the Chief
Executive Officer.

                                       12

STOCK OPTION  PLANS.  The Company  uses stock option plans to provide  employees with an opportunity to share with the shareholders in the long-term  performance of the Company.  The  Compensation  Committee grants stock options on a periodic basis to certain eligible  employees.  Grants are also made to certain employees upon  commencement  of  employment  and,  occasionally,  following a significant change  in job  responsibility,  scope  or title  or a  particularly  noteworthy achievement.  Through fiscal 2005 stock options  granted  generally  vested with respect to 25% of the stock  option award amount on January 1 of each year after the grant,  and expire ten years from the date of grant.  The exercise  price is generally 100% of the market value of a share of Common Stock at the time of the grant.

The Compensation  Committee has established  general  guidelines for determining the size of periodic stock option grants based upon several  factors,  including the salary and  performance  of the recipient at the time of grant.  The size of the grants are targeted at competitive levels.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Nix's  compensation  for 2005 was based entirely on the terms of his Amended
Employment Agreement dated October 1, 2004, which is due to expire on October 1,
2006. The Committee has initiated the process of conducting  market research and considering  various  factors in  anticipation  of the  expiration  of Mr. Nix's
Amended Employment Agreement.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

The  Compensation   Committee   considered  various  factors  to  determine  any
additional compensation for other Executive Officers.  These factors include (1)
the successful  attainment of Company  performance  goals,  (2)  evaluations and recommendations of the Chief Executive  Officer,  (3) initiatives taken over and above  the  regular  duties  of  the  other  Executive  Officers,  and  (4)  the achievement  of  extraordinary  accomplishments  (which  may or may  not  affect operating earnings or stock value).

                             COMPENSATION COMMITTEE

                             Kenneth Scott (Chairman)
                             Robert Heinlein
                             Scott Filstrup

                                       13

PERFORMANCE GRAPH

                                                 Cumulative Total Return
                             ------- ------- ------- ------- ------- ------- ------- -------
                               5/04    6/04    9/04   12/04    3/05    6/05    9/05   12/05

NATIONAL COAL CORPORATION    100.00  105.26  218.42  289.47  142.54  125.88  154.39  151.32
RUSSELL 2000                 100.00  109.18  106.06  121.01  114.55  119.49  125.10  126.52
PEER GROUP                   100.00  122.91  124.57  151.75  175.78  196.67  285.89  269.74

                                       14

REPORT OF AUDIT COMMITTEE

The Audit  Committee of the Board of Directors,  which  consists of  independent directors  (as  that  term  is  defined  in  Rule  4200(a)(15)  of the  National
Association  of  Securities  Dealers'  Marketplace  Rules),  has  furnished  the following report:

On April 1, 2005, the Audit Committee was formed with its current  members.  The
Audit Committee  operates under a written charter that was approved by the Board of Directors  effective  April 1, 2005.  For the fiscal year ended  December 31,
2005,  the Audit  Committee has  performed,  or has confirmed that the Company's
Board of Directors has performed,  the duties of the Audit  Committee,  which is responsible for providing objective oversight of the Company's internal controls and financial reporting process.

In fulfilling its  responsibilities for the financial statements for fiscal year
2005, the Board of Directors:

         o        Reviewed and discussed the audited  financial  statements  for the year ended  December 31, 2005 with  management  and Gordon
                  Hughes  &  Banks,   LLP  (the   "Auditors"),   the   Company's
                  independent auditors; and

         o        Received written  disclosures and the letter from the Auditors
                  regarding  its   independence   as  required  by  Independence
                  Standards Board Standard No. 1. The Audit Committee  discussed with the Auditors their independence.

In fulfilling its  responsibilities for the financial statements for fiscal year
2005, the Audit Committee discussed with the Auditors the matters required to be discussed by Statement on Auditing  Standards  No. 61 relating to the conduct of the audit.

Based on the Board of Directors' review of the audited financial  statements and discussions  with management and the Auditors,  the Board of Directors  approved the inclusion of the audited financial  statements in the  Corporation's  Annual
Report on Form 10-KSB for the year ended  December  31, 2005 for filing with the
SEC.

The Board of Directors  also  considered  the status of pending  litigation  and other areas of oversight  relating to the financial  reporting and audit process that the Board determined appropriate.

The Board of  Directors  has  considered  whether  the  provision  of  non-audit services is compatible with maintaining the principal accountant's independence.

                                             AUDIT COMMITTEE

                                             Robert Heinlein, Chairman
                                             Scott Filstrup
                                             Kenneth Scott

The  information  in this  Audit  Committee  Report  shall  not be  deemed to be
"soliciting  material,"  or to be  "filed"  with  the  Securities  and  Exchange
Commission  or to be  subject to  Regulation  14A or 14C as  promulgated  by the
Securities and Exchange  Commission,  or to the liabilities of Section 18 of the
Exchange Act.

INDEPENDENT PUBLIC ACCOUNTANTS

Gordon,  Hughes & Banks, LLP is our principal  independent  accounting firm. All audit work was performed by the full time  employees of Gordon,  Hughes & Banks,
LLP.  Generally,  the Audit  Committee  approves in advance  audit and non-audit services to be  provided by Gordon,  Hughes & Banks,  LLP.  In other  cases,  in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation
S-X, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit  Committee  for matters  which  arise or  otherwise  require  approval between regularly  scheduled meetings of the Audit Committee,  provided that the
Chairman  reports such  approvals to the Audit  Committee at the next  regularly scheduled  meeting of the Audit  Committee.  The Audit  Committee has considered whether the provision of non-audit  services is compatible with  maintaining the principal accountant's independence, and has approved such services.

                                       15

     AUDIT FEES

Fees for audit services totaled  approximately $84,962 and $53,100 for the years ended December 31, 2005, and 2004, respectively,  including fees associated with the annual audit, and reviews of our quarterly reports on Form 10-QSB.

     AUDIT-RELATED FEES

Fees for audit-related services totaled approximately $33,544 and $2,600 for the years ended  December 31, 2005 and 2004,  respectively.  Audit-related  services principally  include due diligence in connection  with  acquisitions,  financing transactions, and accounting consultations.

     TAX FEES

Fees were  incurred  totaling  approximately  $7,000 and $5,500 during the years ended December 31, 2005, and 2004, respectively for tax services,  including for tax compliance, tax advice and tax planning.

     ALL OTHER FEES

No other fees were  incurred  during the years ended  December 31, 2005 and 2004 for services provided by Gordon, Hughes & Banks, LLP, except as described above.

POLICY  ON AUDIT  COMMITTEE  PRE-APPROVAL  OF AUDIT  AND  PERMISSIBLE  NON-AUDIT
SERVICES OF INDEPENDENT AUDITORS

Consistent  with policies of the  Securities and Exchange  Commission  regarding auditor  independence,  the Audit Committee has  responsibility  for appointing, setting  compensation  and overseeing the work of the  independent  auditor.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve  all audit and  permissible  non-audit  services  provided by the independent auditor. Our Audit Committee has considered whether the provision of non-audit  services is compatible with maintaining the independent  accountant's independence, and has approved any such services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2005, we borrowed  $5.14  million  pursuant to certain Note and Warrant
Purchase Agreements.  We issued notes in the aggregate principal amount of $5.14 million to three  purchasers.  The notes had an original maturity date of August
10, 2005, are secured by certain mining equipment,  and have an interest rate of eighteen  percent (18%) per annum  calculated  from the 61st day until maturity.
The note  purchasers  were also issued 5-year common stock purchase  warrants to purchase an aggregate of up to 140,000 shares of our common stock at an exercise price per share of $8.50. We paid an origination fee of  approximately  $200,000 upon the  execution of the loan  documents.  Crestview  Capital  Master,  LLC, a significant  shareholder  of ours,  purchased a note in this  transaction in the principal  amount of  approximately  $2.1  million  and  received  a warrant  to purchase  approximately  56,000 shares of our common stock.  In August 2005, the maturity date of the $5.14 million  indebtedness was extended to March 31, 2006, and the  notes  were  amended  to  provide  that a 3% fee will be due on each of
December  15,  2005 and January 30, 2006 if the loan is not repaid in full prior to December 1, 2005 or January 16, 2006, respectively.  The notes were repaid in their  entirety  upon the closing of the sale of our 10.5% Senior  Secured Notes due 2010 in December 2005.

On March 21, 2005, we and Robert  Chmiel,  our former chief  financial  officer, entered into a Separation  Agreement in connection  with his  resignation as our chief financial officer and as a director, pursuant to which Mr. Chmiel received
(i) an aggregate  severance  payment of $145,000,  and (ii)  retained  56,250 of
previously   issued  but  unvested  stock  options  as  consideration   for  the
cancellation of his employment agreement.

During  2005,  the Company  issued  234,240  shares of common stock and received gross proceeds of  approximately  $531,000 upon the exercise of stock options by employees.

                                       16

ITEM 2:  TO RATIFY THE  ISSUANCE OF  WARRANTS  TO PURCHASE  SHARES OF OUR COMMON
         STOCK, AND THE COMMON STOCK ISSUABLE  PURSUANT  THERETO,  IN CONNECTION
         WITH  OUR  ISSUANCE  IN  DECEMBER  2005  OF  $55,000,000  IN  AGGREGATE
         PRINCIPAL AMOUNT OF 10.5% SENIOR SECURED NOTES DUE 2010.
--------------------------------------------------------------------------------

The  shareholders  are being  asked to ratify and  approve  the  issuance by the
Company of certain  warrants to purchase our common  stock,  and the issuance of the common stock that may be acquired upon exercise thereof,  in connection with the issuance in December 2005 of our 10.5% Senior Secured Notes due 2010.

NASDAQ SHAREHOLDER APPROVAL REQUIREMENTS

As of the date of this proxy statement, our common stock is listed on the Nasdaq
National Market. Nasdaq Marketplace Rule 4350(i)(1)(D)(ii)  requires shareholder approval  prior to the  issuance  of  securities  under  certain  circumstances, including in connection with a transaction,  other than a public offering,  that involves the sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of our common stock or 20% or more of the voting power  outstanding  before the issuance at a price (or in the case of convertible securities, a conversion price) less than the greater of the book or market value of our common stock.

The Warrants issued in connection with the issuance of our Senior Notes (each as defined below), contain certain price-based  anti-dilution adjustment provisions that  cause the  exercise  price and  number  of  shares  purchasable  under the
Warrants to be adjusted in the event that we issue  additional  securities to an
"Affiliate"  (as defined in the Warrant) at a price below the per share price at which we sell our  securities to a  "Non-Affiliate"  (as defined in the Warrant)
within the immediately  preceding three months. An adjustment  pursuant to these provisions could, in certain limited circumstances, cause the Warrants to become convertible  into shares  representing  more than 20% of our outstanding  common stock at the time of the sale of the  Senior  Notes and  Warrants  at a purchase price less than the  market or book value of our common  stock as of the date of the Debt Financing  (defined  below).  The Warrants,  however,  have an exercise price of $8.50,  which was  substantially  in excess of the closing price of our common  stock on the date of the purchase  agreement  (which  closing  price was
$6.60 on December 29, 2005).

Nasdaq  staff has  informed  us that,  as a  consequence  of these  price  based anti-dilution  provisions in the Warrants,  and the possibility of an adjustment which  could,  in certain  limited  circumstances,  cause the Warrants to become convertible  into shares  representing  more than 20% of our outstanding  common stock at the time of the Debt Financing at a purchase price less than the market or book value of our common stock as of the date of the Debt Financing,  we must seek shareholder approval of the issuance of the Warrants in the Debt Financing.
We are therefore now seeking the ratification of the issuance of the Warrants in order to come into compliance with Rule 4350(i)(1)(D)(ii).

Immediately prior to issuing the Warrants there were 13,980,710 shares of Common
Stock  outstanding,  of which 2,796,142 shares  represented 20% of the number of shares of common stock then outstanding.

TERMS OF THE TRANSACTION

On December 29, 2005, we issued  $55,000,000  in aggregate  principal  amount of
10.5% Senior  Secured  Notes due 2010 (the "Senior  Notes") and 55,000  warrants
(the  "Warrants")  to purchase a total of 1,732,632  shares of our common stock.
The Senior Notes and Warrants were sold in Units (the "Units") consisting of one
$1,000  principal  amount Note and one  Warrant,  which  entitled  the holder to purchase  31.5024  shares of our common stock at an exercise  price of $8.50 per share,  subject to adjustment.  The Warrants are subject to mandatory conversion if the price the  Company's  common  stock  remains  above  $12.75 for more than twenty  days out of a thirty  day  period.  The  Units  were  sold in a  private placement exempt from the registration  requirements under the Securities Act of
1933,  as  amended  (the  "Securities  Act").  The  Senior  Notes  are fully and unconditionally  guaranteed on a senior secured basis by all of our wholly-owned subsidiaries  and were  offered  and  sold  within  the  United  States  only to qualified  institutional  buyers in reliance  on Rule 144A under the  Securities
Act.  This  financing  was  approved by the holders of our Series A  Convertible
Preferred Stock as required by the terms of such preferred stock.

                                       17

THE SENIOR NOTES

The Senior  Notes were  issued  pursuant to an  indenture  with Wells Fargo Bank
National Association,  as trustee. Interest on the Senior Notes accrues from the date of issuance or the most recent  interest  payment  date,  and is payable in cash  semi-annually  in  arrears on June 15th and  September  15th of each year, commencing on June 15, 2006.  The warrants are  exercisable on or after December
29, 2006 or earlier if the Warrants are exchanged for registered  warrants which are detached  from the Notes and the Warrants  will expire on December 15, 2010.
All of the securities in this offering were  initially  purchased by Jefferies &
Company, Inc.

The  Senior  Notes  and  the  related  guarantees  are  secured  by  a  lien  on substantially  all of our and the guarantors'  property and assets,  including a pledge of 100% of the capital  stock or other  equity  interests of our domestic subsidiaries.  The Senior  Notes will mature on December  15,  2010.  The Senior
Notes will be our senior  secured  obligations,  and will rank  equally with our existing  and  future  senior  debt  and  senior  to  our  existing  and  future subordinated  debt.  The Notes provide for us to obtain a $10 million  revolving line of credit  which  will hold a first  priority  secured  lien  senior to the
Notes.

Before December 15, 2008, we may, at any time or from time to time, redeem up to
35% of the aggregate  principal amount of the Senior Notes with the net proceeds of a public or private  equity  offering at 110.500% of the principal  amount of the Senior Notes,  plus any accrued and unpaid interest,  if at least 65% of the
aggregate   principal  amount  of  the  notes  remains  outstanding  after  such redemption and the  redemption  occurs within 90 days of the date of the closing of such equity offering.

In addition,  the Senior  Notes are  redeemable,  at our option,  in whole or in part, at any time on or after  December 15, 2008, in each case at the redemption prices  described  in the table  below,  together  with any  accrued  and unpaid interest to the date of the redemption.

TIME PERIOD                                                 PERCENTAGE
-----------                                                 ----------
December 15, 2008 - December 14, 2009                       105.250%
December 15, 2009 - June 14, 2010                           102.625
June 15, 2010 and thereafter                                100.000%

The indenture governing the Senior Notes will, among other things and subject to certain exceptions, limit our ability and the ability of our subsidiaries to:

         o        incur or guarantee additional  indebtedness or issue preferred stock;

         o        pay dividends or  distributions  on, or redeem or  repurchase, capital stock;

         o        make investments;

         o        issue or sell capital stock of restricted subsidiaries;

         o        engage in transactions with affiliates;

         o        grant or assume liens; or

         o        consolidate, merge or transfer all or substantially all of our assets.

         Our failure to make required  payments of interest and principal and to comply with other  covenants may result in the  acceleration of the principal of the Senior Notes.

THE WARRANTS

Each purchaser of the Senior Notes also received  Warrants to purchase shares of common stock of the Company.  The number of shares of common stock issuable upon the exercise of the Warrants was 1,732,632 at the closing of the transaction.

The Warrants have a term of five years and a current exercise price of $8.50 per share.  The exercise price of the Warrants,  and the numbers of shares of common stock  issuable  upon  exercise of the  Warrants is subject to  adjustment  upon certain events  specified in the Warrant,  including the subsequent  issuance by the Company of shares of its common stock to an  "Affiliate"  (as defined in the
Warrant) at a price below the per share price at which we sell our securities to a "Non-Affiliate"  (as defined in the Warrant) within the immediately  preceding three months.

                                       18

We have agreed,  pursuant to a  registration  rights  agreement with the initial purchaser, to use our commercially reasonable efforts to register with the SEC a new issue of notes having  substantially  identical terms as the Senior Notes in order to exchange freely  tradable notes for the Senior Notes.  The Warrants and
Warrant Shares have not been registered with the SEC and are subject to transfer restrictions.  Under the terms of the registration  rights agreement relating to the Warrants, we have agreed to file a shelf registration statement with the SEC covering  the resale of the  Warrants  and the  Warrant  Shares,  and to use our
commercially  reasonable efforts to cause that resale registration  statement to be declared effective within 240 days after the sale date.

USE OF PROCEEDS

The net proceeds  from the sale of the Senior Notes was $55 million.  Of the $55 million received,  we used approximate $22.8 million to repay debt, $3.5 million to pay the expenses of the  offering,  and $7.8 million for  regulatory  bonding requirements.  The remaining  $20.9 million is being used for general  corporate purposes, including purchases of equipment necessary to operate new mines and to purchase and upgrade existing  railroad  facilities and to open up a preparation plant and loadout  facility.  Approximately  $6.6 million was used to purchase a highwall miner,  and $1.96 million was used to purchase  certain railroad assets from Norfolk  Southern,  both in February 2006. Our management has  considerable discretion in the specific  application  of the net proceeds of the Senior Notes and  Warrants  to be used for  general  corporate  purposes,  and may  apply net proceeds  in ways  other than  those we  currently  expect and may apply the net proceeds in ways that may not increase our revenues,  our profitability,  or our ability to make payments on the Senior Notes.

EFFECT ON OUTSTANDING COMMON STOCK

The exercise of the Warrants and resulting issuance of common stock could have a dilutive  effect on our earnings per share and on our  shareholder's  percentage voting  power.  In addition,  the  existence of the Warrants and any issuance of additional  shares of common stock upon the exercise  thereof  could render more difficult or discourage an attempt to obtain a controlling interest in us or the removal of the  incumbent  board of  directors  and may  discourage  unsolicited takeover attempts which might be desirable to shareholders.

CONSEQUENCES IF SHAREHOLDER APPROVAL IS NOT OBTAINED

         As stated above,  Nasdaq Rule  4350(i)(1)(D)(ii)  requires  shareholder approval  prior to the  issuance  of  securities  under  certain  circumstances, including in connection with a transaction,  other than a public offering,  that involves the sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of our common stock or 20% or more of the voting power  outstanding  before the issuance at a price (or in the case of convertible securities, a conversion price) less than the greater of the book or market value of our common  stock.  Therefore,  we are not  currently in compliance with Nasdaq's  marketplace rules.  Nasdaq staff has requested that we solicit shareholder approval in order to come into compliance with Rule 4350 and we are  therefore  soliciting  approval  at this  time.  In the event  that this proposal is not  approved by our  shareholders  we will not have cured our prior violation  of the  rule  and  will  remain  in  non-compliance  and  subject  to discipline  by  Nasdaq,  including  possible  delisting.  We  have  received  no indication  from Nasdaq  staff as to its  intentions  with  respect to us in the event this proposal is not approved by our shareholders.

                                       19

PRINCIPAL SHAREHOLDERS

The following table presents  information  regarding the beneficial ownership of our common stock as of May 1, 2006 by:

         o        our Named Executive Officers;
         o        all of our directors and executive officers as a group; and
         o        each  shareholder  known by us to be the  beneficial  owner of more than 5% of our common stock.

Beneficial  ownership is determined in accordance  with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise  indicated below, to our knowledge,  the persons and entities named in the table have sole voting and sole investment  power with respect to all shares beneficially owned, subject to community property laws where applicable.  Shares of our common  stock  subject  to  options  that are  currently  exercisable  or exercisable within 60 days of May 1, 2006 are deemed to be outstanding and to be beneficially  owned  by the  person  holding  the  options  for the  purpose  of computing  the  percentage  ownership  of that  person  but are not  treated  as outstanding  for the purpose of computing the percentage  ownership of any other person.

Pursuant to the terms of Series A convertible  preferred stock and warrants held by certain of the 5% or more shareholders, the maximum number of shares that may be  acquired  by any  such  shareholder  upon any  exercise  of its  warrant  or conversion of its preferred  shares is limited to the extent necessary to ensure that,  following such exercise,  the total number of shares of common stock then beneficially owned by such selling  shareholder and its affiliates and any other persons whose beneficial  ownership of common stock would be aggregated with the selling  shareholder for purposes of Section 13(d) of the Exchange Act, does not exceed  4.99% or, in the case of Crestview  Capital  Master LLC,  9.99%,  of the total number of issued and outstanding  shares of common stock then outstanding.
The  information  presented in this table is based on  14,140,245  shares of our common stock  outstanding on March 28, 2006.  Unless  otherwise  indicated,  the address  of  each  of the  executive  officers  and  directors  and  5% or  more shareholders  named below is c/o National Coal Corp., 8915 George Williams Road,
Knoxville, Tennessee 37923.

                                                                   PERCENTAGE
                                             NUMBER OF SHARES       OF SHARES
NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     OUTSTANDING
---------------------------------------     ------------------     -----------

EXECUTIVE OFFICERS AND DIRECTORS:
  Jon Nix (1)                                        6,181,138           44.1%
  Kenneth Hodak                                          1,750             *
  T. Michael Love (2)                                   25,000             *
  Charles Kite (3)                                     181,250           1.3%
  William R. Snodgrass (4)                              37,500             *
  Mark A. Oldham(5)                                     15,000             *
  Scott Filstrup(6)                                     43,750             *
  Robert Heinlein (7)                                   43,750             *
  Kenneth Scott (8)                                     43,750             *

DIRECTORS AND EXECUTIVE OFFICERS                     6,559,638           46.2%
   AS A GROUP (9 PERSONS)

5% SHAREHOLDERS:
  Big Bend XII Investments, LP (9)                     770,539           5.4%
  Crestview Capital Master LLC (10)                  3,839,860           25.8%
  Stewart & Jennifer Flink (11)                      3,791,958           27.4%
  Jenco Capital Corporation (12)                     2,161,138           15.6%
  Nancy Hoyt Revocable Trust (13)                    3,829,440           27.5%
  North Sound Legacy International Ltd. (14)         2,075,373           14.3%

                                       20

* Less than 1%

       (1) Consists of (i)  3,568,750  shares of common  stock,  (ii)  2,161,138 shares of common stock held by Jenco Capital  Corporation over which Mr. Nix has voting and investment power, (iii) 82,500 shares of common stock held by Perdase
Holdings,  Inc. over which Mr. Nix has voting and investment power, (iv) 181,250 shares of common stock beneficially owned by Mr. Nix's spouse, Jeanne Bowen Nix, and (v) 187,500  shares of common stock  reserved for issuance  upon exercise of stock  options held by Mr. Nix and Mr.  Nix's  spouse,  Jeanne Bowen Nix,  which currently  are  exercisable  or will become  exercisable  on or before April 30,
2006.
       (2) Consists of 25,000 shares of common stock  reserved for issuance upon exercise  of stock  options  which  currently  are  exercisable  or will  become exercisable on or before April 30, 2006.
       (3)  Consists  of (i)  130,000  shares of common  stock,  and (ii) 62,500 shares of common  stock  reserved for issuance  upon  exercise of stock  options which  currently are  exercisable or will become  exercisable on or before April
30, 2006.
       (4) Consists of (i) 12,500 shares of common stock, and (ii) 25,000 shares of common stock  reserved  for issuance  upon  exercise of stock  options  which currently  are  exercisable  or will become  exercisable  on or before April 30,
2006.
       (5) Consists of 15,000 shares of common stock  reserved for issuance upon exercise  of stock  options  which  currently  are  exercisable  or will  become exercisable on or before April 30, 2006.
       (6) Consists of (i) 25,000 shares of common stock, and (ii) 18,750 shares of common stock  reserved  for issuance  upon  exercise of stock  options  which currently  are  exercisable  or will become  exercisable  on or before April 30,
2006.
       (7) Consists of (i) 25,000 shares of common stock, and (ii) 18,750 shares of common stock  reserved  for issuance  upon  exercise of stock  options  which currently  are  exercisable  or will become  exercisable  on or before April 30,
2006.
       (8) Consists of (i) 25,000 shares of common stock, and (ii) 18,750 shares of common stock  reserved  for issuance  upon  exercise of stock  options  which currently  are  exercisable  or will become  exercisable  on or before April 30,
2006.
       (9)  Consists of (i) 314,711  shares of common  stock,  and (ii)  455,828 shares of common stock that may be acquired from the registrant upon exercise of warrants and conversion of convertible preferred equity securities.
       (10) Consists of (i) 3,092,143 shares of common stock, (ii) 20,169 shares of common stock held by Crestview Capital  Partners,  LLC, (iii) 1,975 shares of common stock held by Dillon  Capital,  and (iv)  725,573  shares of common stock that may be acquired from the registrant  upon exercise of outstanding  warrants and conversion of outstanding convertible preferred equity securities.
       (11) Consists of (i) 17,106 shares of common stock, (ii) 24,991 shares of common stock that may be acquired from the registrant  upon exercise of warrants and conversion of convertible  preferred equity securities,  and (iii) 3,739,860 shares of common stock  beneficially  owned by Crestview  Capital  Master,  LLC,
Dillon Capital and Crestview Capital Partners,  LLC over which Stewart Flink has voting and investment power.
       (12) Jon Nix exercises  voting and  investment  authority over the shares held by this  shareholder.
       (13) Consists of  (i) 66,808 shares of common stock,  (ii) 105,000 shares of common  stock that may be  acquired  from the  registrant  upon  exercise  of warrants and conversion of convertible  preferred equity  securities,  and (iii)
3,739,860 shares of common stock beneficially owned by Crestview Capital Master,
LLC, Dillon Capital and Crestview Capital Partners,  LLC over which Robert Hoyt,
Nancy Hoyt's  husband,  has voting and  investment  power.  Nancy Hoyt exercises voting and investment authority over the shares held by the Nancy Hoyt Revocable
Trust.
       (14) Consists of (i) 475,383  shares of common stock,  and (ii) 1,599,990 shares of common stock that may be acquired from the registrant upon exercise of warrants and conversion of convertible preferred equity securities.

                                       21

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers  and  directors,  and  persons  who own  more  than  ten  percent  of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive  officers,  directors and  greater-than-ten percent  shareholders  are  required by SEC  regulations  to furnish us with all
Section  16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written  representations from certain reporting persons that they have complied with the relevant filing requirements,  we believe that, during  the  year  ended  December  31,  2005,  all of our  executive  officers, directors and greater-than-ten  percent  shareholders  complied with all Section
16(a) filing requirements, except for the following: (i) an Initial Statement of
Beneficial  Ownership of Securities on Form 3 was filed late by Scott  Filstrup;
(ii) one Statement of Changes in Beneficial  Ownership on Form 4,  reporting two separate transactions, was filed late by Jon Nix; (iii) one Statement of Changes in  Beneficial  Ownership on Form 4,  reporting two separate  transactions,  was filed late by Jeanne  Bowen Nix;  (iv) one  Statement  of Changes in  Beneficial
Ownership on Form 4,  reporting  one  transaction,  was filed late by William R.
Snodgrass;  (v) one  Statement  of Changes in  Beneficial  Ownership  on Form 4,
reporting one  transaction,  was filed late by Charlie Kite, and (vi) one Annual
Statement of Changes in Beneficial  Ownership on Form 5,  reporting two separate transactions  that were not timely  filed on Form 4, was filed by Jenco  Capital
Corporation.

SHAREHOLDER PROPOSALS

Any  shareholder who intends to present a proposal at the 2007 Annual Meeting of
Shareholders  for  inclusion in the  Company's  Proxy  Statement  and Proxy form relating to such Annual  Meeting must submit such proposal to the Company at its principal  executive  offices by January 24, 2007.  In addition,  in the event a shareholder  proposal is not  received by the Company by January 24,  2007,  the
Proxy to be solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2007 Annual  Meeting  without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations  provide that if the date of the Company's 2007 Annual
Meeting  is  advanced  or  delayed  more  than 30 days from the date of the 2006
Annual  Meeting,  shareholder  proposals  intended  to be  included in the proxy materials for the 2007 Annual  Meeting must be received by the Company  within a reasonable  time before the Company begins to print and mail the proxy materials for the 2007 Annual Meeting.  Upon determination by the Company that the date of the 2007  Annual  Meeting  will be advanced or delayed by more than 30 days from the date of the 2006 Annual  Meeting,  the Company will  disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES

It is expected  that the  solicitation  of Proxies will be by mail.  The cost of solicitation  by  management  will be borne by the  Company.  The  Company  will reimburse  brokerage firms and other persons  representing  beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such  beneficial  owners.  Proxies  may  also be  solicited  by  certain  of our directors and officers, without additional compensation,  personally or by mail, telephone, telegram or otherwise.

MATERIAL INCORPORATED BY REFERENCE

The following  financial and other  information is  incorporated by reference to the following  sections of the Annual Report on Form 10-K of the Company for the
fiscal year ended  December  31,2005,  as filed with the Securities and Exchange
Commission:   Item  8,  the  Company's  Consolidated  Financial  Statements  and
associated  notes; and Item 7, Managements  Discussion and Analysis of Financial
Condition and Results of Operations.

                                       22

ANNUAL REPORT ON FORM 10-K

THE  COMPANY'S  ANNUAL  REPORT  ON FORM  10-K,  WHICH  HAS BEEN  FILED  WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2005, WILL BE
MADE AVAILABLE TO  SHAREHOLDERS  WITHOUT CHARGE UPON WRITTEN REQUEST TO NATIONAL
COAL CORP.,  8915 GEORGE  WILLIAMS  ROAD,  KNOXVILLE,  TENNESSEE  37923 ATTN: T.
MICHAEL LOVE.

                                  ON BEHALF OF THE BOARD OF DIRECTORS

                                  /S/ JON NIX
                                  ----------------------------------------------
                                  JON NIX, PRESIDENT AND CHIEF EXECUTIVE OFFICER

3915 George Williams Rd.
Knoxville, Tennessee 37923
May 30, 2006

                                       23

                               NATIONAL COAL CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The  undersigned,  a shareholder  of NATIONAL COAL CORP.,  a Florida corporation (the "Company"), hereby nominates,  constitutes and appoints Jon Nix and T. Michael Love, or either one of them,  as proxy of the  undersigned,  each with full power of substitution,  to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company,  to be held on June 20, 2006, and any postponements or adjournments thereof, and in connection  therewith,  to vote and represent all of the shares of the Company which the undersigned  would be entitled to vote with the same effect as if the undersigned were present,  as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors' five nominees as directors:

   Jon Nix   T. Michael Love   Scott Filstrup   Robert Heinlein    Kenneth Scott

         |_|      FOR  ALL  NOMINEES  LISTED  ABOVE  (except  as  marked  to the contrary below)

         |_|      WITHHELD for all nominees listed above

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

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         The  undersigned  hereby  confer(s)  upon the  proxies and each of them discretionary  authority  with  respect to the election of directors in the event  that any of the above  nominees  is unable or  unwilling  to serve.

Proposal 2. To ratify and approve the issuance of warrants to purchase shares of our  common  stock,  and the common  stock  issuable  upon  exercise thereof,  in  connection  with  our  issuance  in  December  2005 of
            $55,000,000  in aggregate  principal  amount of 10.5% Senior Secured
            Notes due 2010

            |_| FOR                  |_| AGAINST                   |_| ABSTAIN

         The  undersigned  hereby  revokes any other proxy to vote at the Annual
Meeting,  and hereby  ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the  solicitation  hereof,  said proxies are  authorized to vote in accordance with their best judgment.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE  INSTRUCTIONS SET FORTH
ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A
GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED
AT THE ANNUAL  MEETING,  THIS PROXY  CONFERS  AUTHORITY TO AND SHALL BE VOTED IN
ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

         The undersigned  acknowledges receipt of a copy of the Notice of Annual
Meeting and  accompanying  Proxy Statement  dated May 30, 2006,  relating to the
Annual Meeting.

                                         Dated:___________________________, 2006

                                         Signature:_____________________________

                                         Signature:_____________________________
                                         Signature(s) of Shareholder(s)
                                         (See Instructions Below)

                                    The  Signature(s)  hereon should  correspond
                                    exactly    with   the    name(s)    of   the
                                    Shareholder(s)   appearing   on  the   Share
                                    Certificate.  If stock is held jointly,  all
                                    joint owners  should  sign.  When signing as
                                    attorney, executor,  administrator,  trustee
                                    or guardian, please give full title as such.
                                    If signer is a corporation,  please sign the
                                    full  corporation  name,  and give  title of
                                    signing officer.

             |_|  Please  indicate  by  checking  this  box  if  you  anticipate attending the Annual Meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE